Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-164629) on Form S-1 of The Frontier Fund of our report dated March 22, 2010, relating to our audits of the financial statements of the Frontier Trading Company I LLC, Frontier Trading Company II LLC, Frontier Trading Company III LLC, Frontier Trading Company IV LLC, Frontier Trading Company V LLC, Frontier Trading Company VI LLC, Frontier Trading Company VII, LLC, Frontier Trading Company VIII, LLC, Frontier Trading Company IX, LLC, Frontier Trading Company X, LLC, Frontier Trading Company XI, LLC, Frontier Trading Company XII, LLC, Beach Horizon Trading Company – Horizon Program, LLC, Frontier Trading Company XIV, LLC and Frontier Trading Company XV, LLC (collectively, the Trading Companies), which appear in this Annual Report on Form 10-K of The Frontier Fund for the year ended December 31, 2009.

/s/ McGladrey & Pullen, LLP

Denver, Colorado

March 22, 2010